                                                                    EXHIBIT 23.4

                  [LETTERHEAD OF MILLIMAN & ROBERTSON, INC.]


                                                                  March 28, 2001


Re: The Prudential Insurance Company of America


                     Consent of Milliman & Robertson, Inc.

        We consent to the use in this registration statement of Mr. McCarthy's opinion letter dated December 12, 2000, as Annex A to the prospectus and to the references made to Mr. McCarthy, to such letter and to Milliman & Robertson, Inc., under the captions "Unaudited Pro Forma Condensed Consolidated Financial Information", "Demutualization and Related Transactions" and "Experts".


                                        Milliman & Robertson, Inc.



                                        By:/s/ Daniel J. McCarthy
                                           ---------------------------------
                                           Daniel J. McCarthy, M.A.A.A.
                                           Consulting Actuary
                                           New York, New York
                                           March 28, 2001